UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

712 U.S. Highway 1, Suite #200, North Palm Beach, Florida 33408

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 30, 2013, Attitude Drinks Incorporated (the “Company”) concluded, based on the recommendation of management and in conjunction with discussions held with the Company’s independent auditors, that it will be required to restate the Company’s financial statements for the Annual Report on Form 10-K for the year ended March 31, 2013 and for the quarterly period ended June 30, 2013 due to the fact that these financial statements can no longer be relied upon.  The reason for the restatement is the valuators used an incorrect interest rate and incorrect conversion rate for our convertible notes payable liability calculations.  The Company along with its independent auditors noted an error in its calculation of its total value of the interest and redemption put in subsequent conversions relating to the Company’s February 21, 2013 refinancing as well as the use of an incorrect conversion price in the determination of the total fair value of the convertible notes payable.  These factors are key drivers in determining the valuation of the Company’s convertible notes and derivative liabilities.  The correction of the error will have an impact on the value of the convertible notes and applicable non-cash expense for the year ended March 31, 2013 as well as an impact on the value of the convertible notes and applicable non-cash expense for the quarter ended June 30, 2013.  The changes indicated are non-cash in nature and have no impact on net cash flows.

The Company intends to file restated financial statements as soon as possible and before the filing of the quarterly financial statements for the period ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013

ATTITUDE DRINKS INCORPORATED

By: /s/ Tommy E. Kee
Name: Tommy E. Kee
Title: Chief Financial Officer and Principal Accounting Officer